Exhibit 99.1

NVR, INC. ANNOUNCES A 14% INCREASE IN EARNINGS PER SHARE FOR THE FIRST QUARTER OF 2005

FOR IMMEDIATE RELEASE	CONTACT: Dan Malzahn
OFFICE: 703-761-2137

April 19, 2005 – McLean, VA – NVR, Inc. (AMEX: NVR), one of the nation’s largest homebuilding and mortgage banking companies, today announced that diluted earnings per share for its first quarter ended March 31, 2005 exceeded the 2004 first quarter by 14% and net income increased 17%. Net income for the 2005 quarter was $117,930,000, $14.38 per diluted share, compared to net income of $100,617,000, $12.58 per diluted share, for the same period of 2004. Total revenues increased 9% to $956,622,000 for the quarter when compared to $878,561,000 for the same period of 2004.

Homebuilding revenues for the first three months of 2005 totaled $939,252,000, an increase of 9% over the same period of 2004. Income before tax from the homebuilding segment totaled $186,425,000, an increase of 19% when compared to the first quarter of the prior year. Gross profit margins for the three months ended March 31, 2005 were 27.7% compared to 25.3% for the 2004 first quarter. The margin improvement primarily resulted from the ability to raise prices in certain markets that more than offset rising land and material costs. New orders for the first quarter of 2005 totaled 3,312 units, flat with the 3,318 units reported for the 2004 first quarter. Home settlements for the current quarter decreased 3% to 2,615 units when compared to the same quarter of 2004. Development delays impacted our ability to settle homes in the quarter. The Company’s backlog of homes sold but not settled at the end of the 2005 quarter increased on a unit basis by 9% to 8,141 units and 27% on a dollar basis to $3,306,804,000 when compared to the same period last year.

Closed loan production increased 17% to $614,492,000 during the March 2005 quarter when compared to the first quarter of 2004. Mortgage banking operating income totaled $8,500,000 for the first quarter of 2005, a decrease of 21% when compared to $10,772,000 reported for the same period of 2004. The reduction is primarily due to a shift in product mix from fixed rate mortgages to adjustable rate mortgages and brokered mortgages, both of which are generally less profitable than fixed rate mortgage products.

Due to the favorable backlog position at the beginning of the second quarter, the Company reiterated its full year 2005 guidance of approximately 15% growth in net income over 2004.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2005	Three Months Ended March 31, 2004
Homebuilding:
Revenues	$939,252	$860,685
Other income	2,059	646
Cost of sales	(679,547)	(643,011)
Selling, general and administrative	(72,415)	(58,482)

Operating income	189,349	159,838
Interest expense	(2,924)	(2,915)

Homebuilding income	186,425	156,923

Mortgage Banking:
Mortgage banking fees	14,180	16,108
Interest income	916	953
Other income	215	169
General and administrative	(6,636)	(6,212)
Interest expense	(175)	(246)

Mortgage banking income	8,500	10,772

Income before taxes	194,925	167,695

Income tax expense	(76,995)	(67,078)

Net income	$117,930	$100,617

Basic earnings per share	$17.71	$15.27

Diluted earnings per share	$14.38	$12.58

Basic average shares outstanding	6,659	6,591

Diluted average shares outstanding	8,200	7,997

NVR, Inc.

Consolidated Balance Sheets

(dollars in thousands, except per share data)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$248,839	$362,458
Receivables	17,119	14,020
Inventory:
Lots and housing units, covered under sales agreements with customers	640,339	538,770
Unsold lots and housing units	47,588	40,052
Manufacturing materials and other	4,453	9,718

	692,380	588,540

Contract land deposits	418,482	384,959
Assets not owned, consolidated per FIN 46R	144,255	89,924
Property, plant and equipment, net	25,299	25,330
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and indefinite life intangibles, net	10,579	6,379
Definite life intangibles, net	469	—
Other assets	115,890	109,778

	1,714,892	1,622,968

Mortgage Banking:
Cash and cash equivalents	4,860	4,907
Mortgage loans held for sale, net	113,991	138,595
Mortgage servicing rights, net	114	126
Property and equipment, net	930	996
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	2,392	3,028

	129,634	154,999

Total assets	$1,844,526	$1,777,967

(Continued)

NVR, Inc.

Consolidated Balance Sheets (Continued)

(dollars in thousands, except per share data)

	March 31, 2005	December 31, 2004
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$205,106	$215,002
Accrued expenses and other liabilities	204,222	234,815
Liabilities related to assets not owned, consolidated per FIN 46R	111,571	63,568
Customer deposits	230,580	203,835
Other term debt	3,983	4,077
Senior notes	200,000	200,000

	955,462	921,297

Mortgage Banking:
Accounts payable and other liabilities	4,715	11,949
Notes payable	98,378	9,726

	103,093	21,675

Total liabilities	1,058,555	942,972

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,592,640 and 20,597,709 shares issued as of March 31, 2005 and December 31, 2004, respectively	206	206
Additional paid-in-capital	458,249	406,705
Deferred compensation trust- 547,697 and 549,029 shares as of March 31, 2005 and December 31, 2004, respectively of NVR, Inc. common stock	(76,303)	(76,366)
Deferred compensation liability	76,303	76,366
Retained earnings	2,028,999	1,911,069
Less treasury stock at cost – 14,085,765 and 14,023,631 shares at March 31, 2005 and December 31, 2004, respectively	(1,701,483)	(1,482,985)

Total shareholders’ equity	785,971	834,995

Total liabilities and shareholders’ equity	$1,844,526	$1,777,967

NVR, Inc.

Operating Activity

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Homebuilding data:
New orders (units)
Washington (1)	911	981
Baltimore (2)	427	399
North (3)	1,313	1,305
South (4)	661	633

Total	3,312	3,318

Average new order price	$401.4	$343.6

Settlements (units)
Washington (1)	629	709
Baltimore (2)	341	392
North (3)	1,019	1,131
South (4)	626	477

Total	2,615	2,709

Average settlement price	$358.7	$317.0

Backlog (units)
Washington (1)	2,835	2,536
Baltimore (2)	902	968
North (3)	3,043	2,795
South (4)	1,361	1,200

Total	8,141	7,499

Average backlog price	$406.2	$347.4

Community count (average)	481	451
Lots controlled at end of period	88,600	70,800

Mortgage banking data:
Loan closings	$614,492	$523,339
Capture rate	87%	81%

Common stock information:
Shares outstanding at end of period	6,506,875	6,635,000
Weighted average basic shares outstanding	6,659,000	6,591,000
Weighted average diluted shares outstanding	8,200,000	7,997,000
Number of shares repurchased	315,450	257,330
Aggregate cost of shares repurchased	$248,406	$113,937

(1)	Washington, D.C. metropolitan area and adjacent counties in Maryland, Virginia and West Virginia
(2)	Baltimore, MD metropolitan area and adjacent counties in Pennsylvania
(3)	Delaware, Maryland Eastern Shore, New Jersey, New York, Ohio and Pennsylvania
(4)	North Carolina, South Carolina, Tennessee and Richmond, VA